EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Seitel, Inc. previously filed Form S-3 Registration Statements File Nos. 33-71968, 33-78554, 33-80574, 33-89890, 333-71545, 333-85671, and Form S-8 Registration Statements
File Nos. 33-36914, 33-78560,  33-89934,  333-01271,  333-12549,  333-63383, and
333-64557.




ARTHUR ANDERSEN LLP


Houston, Texas
March 29, 2000